Exhibit 99.1

STELLAR PHARMACEUTICALS TO HOST SECOND QUARTER 2009 EARNINGS CONFERENCE CALL

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Company to hold Conference Call Wednesday, August 5 at 11:00 am ET

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Stellar has three consecutive quarters showing profit

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Q2 2009 revenues increase 65.8% to $1.1 million

LONDON, Ontario – August 4, 2009 -  Stellar Pharmaceuticals Inc., (OCTBB:SLXCF) ("Stellar" or "the Company"), a Canadian pharmaceutical developer and marketer of high quality, cost-effective products for select health care markets, announced today that the Company intends to release its second quarter 2009 financial results on Wednesday, August 5, 2009 prior to the open of the U.S. financial markets. The Company will also host a conference call at 11:00 a.m. Eastern Daylight Time on August 5, 2009 to discuss its financial results and provide an update on the Company's outlook for 2009.

The dial-in number to access the call is (416) 340-8018, or toll free North America (866) 223-7781.  A taped replay of the conference call will also be available beginning approximately two hours after the call's conclusion and will remain available through 12:00 midnight Eastern Daylight Time on August 19, 2009. The replay may be accessed by dialing (800) 408-3053 and entering pass code 8486086.

About Stellar Pharmaceuticals Inc.

Stellar has developed and is marketing direct in Canada and in countries around the world through out-license agreements two products based on its core polysaccharide technology:  NeoVisc®, for the treatment of osteoarthritis; and Uracyst®, its patented technology for treatment of interstitial cystitis/painful bladder syndrome an inflammatory disease of the urinary bladder wall.  Stellar also has in-licensing agreement for the distribution and sale of NMP22® BladderChek®, a proteomics-based diagnostic test for the diagnosis and monitoring of bladder cancer.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including increased competition; the ability of the Company to expand its operations, to attract and retain qualified professionals, technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings.

For More Information Please Contact:

Stellar Pharmaceuticals Inc.

Arnold Tenney

Peter Riehl

or

(416) 587-3200

President & CEO

(800) 639-0643 or (519) 434-1540

email: Corpinfo@StellarPharma.com